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                                                                    EXHIBIT 99.1

            EPIXTAR CORP. FILES FOR CHAPTER 11 BANKRUPTCY PROTECTION

October 11, 2005. Miami, FL. Epixtar Corp. ("EPXR.OB"), together with all of its significant United States subsidiaries, filed in the Miami Federal Bankruptcy Court on October 6, 2005 for protection under Chapter 11 of the Federal Bankruptcy Code. A similar filing was made in the Philippines on October 7, 2005 on behalf of the Company's Philippine subsidiary.

"The action is the necessary and responsible step to preserve Epixtar's value for our creditors, customers, employees, business partners and other stakeholders as we address our financial challenges and work to secure our future," said Martin Miller, Epixtar's Chief Executive Officer. "Epixtar is open for business as usual and will continue normal operations throughout the reorganization process. Our first priority remains our clients- we are committed to continue to provide them with the quality service that they have come to expect from Epixtar."

ABOUT EPIXTAR CORP.

Epixtar aggregates contact center capacity and robust telephone system infrastructure to deliver comprehensive turnkey services to the enterprise market. From campaign design through ongoing management, Epixtar delivers value-driven, creative outsourcing solutions for customer relationship management and telesales initiatives of its clients. Companies use Epixtar's marketing expertise and well-trained personnel to acquire, support, and enhance the customer experience, reduce costs and generate top-line revenue. Epixtar's corporate office is in Miami, FL, and it currently has three contact centers in the United States and one contact center in Manila, Philippines.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements which may be contained in this press release are made as of the date that such statements are originally published or made, and the Company undertakes no obligation to update any such forward-looking statements. No undue reliance should be placed on forward-looking statements, which reflect management's opinions only as of the date made. Forward-looking statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.

For more information please contact:

Gary Meringer, General Counsel
305-503-8600